Exhibit 99.1

Contacts:
Investor Relations	Media Relations
Glenn Etherington	David Sharpley
Chief Financial Officer	SVP, Marketing
(972) 403-8501	(613) 287-8200
getherington@metasolv.com	dsharpley@metasolv.com

METASOLV REPORTS 18% INCREASE IN SECOND QUARTER REVENUES

Reduces Net Loss 86% to $0.02 and Achieves Pro Forma Net Income of $0.01 per Share

PLANO, TEXAS, July 28, 2005 — MetaSolv, Inc. (NASDAQ: MSLV), a global leader in comprehensive service fulfillment solutions for next-generation communications service providers, today announced financial results for the second quarter ended June 30, 2005.

Revenues for the quarter increased 18% to $23.4 million, compared to second quarter 2004 revenues of $19.9 million. MetaSolv reported a net loss for the second quarter of $0.7 million, or $0.02 per share, an 86% improvement compared to a net loss of $4.7 million, or $0.12 per share, in the second quarter of 2004. On a pro forma basis, the company reported second quarter net income of $0.3 million, or $0.01 per share, compared to a pro forma net loss of $1.1 million, or $0.03 per share, in the second quarter of 2004. Adjusted EBITDA for the quarter was $1.1 million, compared to adjusted EBITDA of $0.1 million for the same period in the prior year.

For the six months ended June 30, 2005, revenues were $44.8 million, a 13% increase from $39.5 million for the same period in 2004. MetaSolv reported a net loss for the six months of $2.7 million, or $0.07 per share, compared to a net loss of $11.2 million, or $0.29 per share, for the same period in 2004. On a pro forma basis, the company reported a net loss for the six month period of $1.0 million, or $0.03 per share, compared to a net loss of $4.2 million, or $0.11 per share, in 2004. Adjusted EBITDA for the six months ended June 30, 2005 was $0.7 million, compared to negative adjusted EBITDA of $1.6 million for the same period in 2004.

Pro forma results exclude amortization of intangible assets, restructuring and other costs, and stock compensation expense. Adjusted EBITDA represents pro forma net income (loss) excluding income tax expense, interest and other income, and depreciation and amortization. Please see page 6 for a complete reconciliation of pro forma net loss and adjusted EBITDA to net loss reported under accounting principles generally accepted in the United States.

“We are very pleased to report 18% revenue growth, positive EBITDA and positive pro forma earnings per share, representing our best financial performance since 2001,” said T. Curtis Holmes, MetaSolv’s President and Chief Executive Officer. “Revenue growth was directly attributable to our ability to provide compelling OSS solutions to enable network transformation, growth in North America as well as emerging markets in Europe and the Caribbean and Latin America region, and continued progress with our partners in promoting MetaSolv around the world.”

-MORE-

MSLV Announces Second Quarter Results

Highlights of MetaSolv’s second quarter operating and financial results include:

•	The signing of a multi-year, multi-million dollar agreement with one of the largest wireless operators in the United States to enable quality service delivery for their mobile voice and data offerings;

•	A key competitive win with a tier one service provider in Asia-Pacific for our IP VPN service activation solution;

•	The addition of two new VoIP customers;

•	The announcement of a global reseller agreement with Tata Consultancy Services, resulting in a key competitive win for our inventory management solution with a tier one, incumbent operator in India to manage their entire IP network infrastructure;

•	Further penetration and leverage of our installed base including several IP VPN license extensions with leading, global service providers in Europe and North America;

•	A license extension to a central European customer through one of our channel partners, highlighting the continued progress and focus upon global channels and alliances; and

•	The launch of Activation 5, MetaSolv’s next generation solution for multi-service activation across all technology domains, further extending our acknowledged leadership position in this key OSS segment.

“These results mark a significant milestone in MetaSolv’s history and are evidence that we have transformed MetaSolv into a global OSS software and solutions provider, well positioned to produce long-term profitable growth. The momentum we are enjoying in our brand and our portfolio corresponds with the value being realized by our customer base of telecommunications service providers worldwide as they deploy next-generation mobile and IP services,” continued Holmes.

“We have a market-leading product portfolio, one of the strongest customer bases in the OSS business and a compelling value proposition in support of network and service transformation. MetaSolv is committed to bringing greater value to our customer base and focusing on increased levels of profitable growth,” concluded Holmes.

Based on the company’s results for the second quarter, the pipeline of potential contracts, and expectations concerning the business environment, MetaSolv today established its guidance for revenues for the third quarter of 2005 in a range of $22 million to $24 million, compared with $20.2 million for the third quarter of 2004. The company also established guidance for its net loss for the period of between $0.05 and $0.02 per share. This guidance includes a restructuring charge of approximately $1 million, primarily severance costs related to the elimination of certain management positions, $0.4 million in amortization of intangible assets and $0.5 million in stock compensation expense. Excluding these charges, the company expects to report pro forma net income (loss) per share of between ($0.01) and $0.02 for the third quarter of 2005.

Conference call notice

MetaSolv will hold a conference call to discuss this press release today at 5:00 p.m. Eastern time. Investors may listen to the conference call over the Internet by going to www.metasolv.com and clicking on the link to Investors, or by going to www.earnings.com. Please visit the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a dial-in telephone replay of the conference call will be available from 8:00 p.m. ET on Thursday, July 28, through Thursday, August 4. The dial-in replay number is 719-457-0820, and the confirmation number is 2032545.

About MetaSolv

MetaSolv, Inc is a global leader in comprehensive service fulfillment software solutions for communications service providers. MetaSolv’s multi-service order management, inventory management, and service

-MORE-

MSLV Announces Second Quarter Results

activation capabilities automate the order-to-activate provisioning process for traditional and next-generation IP-based wireline and mobile service providers. More than 180 global service providers – including Brasil Telecom, BT, Cable & Wireless, O2, T-Mobile, Vodafone, and others – use MetaSolv’s solutions to achieve increased revenues, reduced costs, and enhanced customer service. MetaSolv is a global company, headquartered in Plano, Texas.

MetaSolv is a registered trademark. The MetaSolv logo is a trademark of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

This press release contains forward-looking statements that are based upon current expectations and assumptions and involve a number of risks and uncertainties. Actual results could differ materially from MetaSolv’s current expectations. MetaSolv assumes no obligation to update any such forward-looking statement. Using the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, MetaSolv cautions you that these statements may be affected by the important factors, among others, described in the documents and reports filed by MetaSolv from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for 2004 and subsequent Quarterly Reports on Form 10-Q, as well as by other factors, including, but not limited to: the variance of quarterly operating results; the Company’s ability to successfully manage and integrate acquisitions; the Company’s reliance on sales of its software; the need to expand sales and distribution capabilities; the need to expand to new customer markets; the Company’s continued use of strategic relationships; its ability to manage growth; the Company’s international operations; its ability to meet customer expectations; the quality of the Company’s software delivered; competition; consolidation within the telecommunications industry; limitations on the ability of customers to obtain adequate financing; and the Company’s ability to reduce its cost structure.

METASOLV, INC.

Summary Financial Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues	$23,408	$19,902	$44,768	$39,467
Loss from operations	$(490)	$(4,785)	$(2,547)	$(11,246)
Net loss	$(663)	$(4,748)	$(2,718)	$(11,170)
Basic and diluted loss per share	$(0.02)	$(0.12)	$(0.07)	$(0.29)
Basic and diluted weighted average shares outstanding	41,045	39,460	40,937	39,192

Pro forma(1)
Net income (loss)	$310	$(1,056)	$(1,025)	$(4,189)
Basic and diluted income (loss) per share	$0.01	$(0.03)	$(0.03)	$(0.11)

(1)	See page 6 for a complete reconciliation of pro forma results with those reported under Generally Accepted Accounting Principles.

-MORE-

MSLV Announces Second Quarter Results

METASOLV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
License	$6,475	$5,916	$12,426	$11,822
Service	7,109	4,278	12,403	8,124
Maintenance	9,824	9,708	19,939	19,521

Total revenues	23,408	19,902	44,768	39,467

Cost of revenues:
License	176	194	235	367
Service and Maintenance	9,388	6,678	17,971	13,811
Amortization of intangible assets	423	850	846	1,914

Total cost of revenues	9,987	7,722	19,052	16,092

Gross profit	13,421	12,180	25,716	23,375

Operating expenses:
Research and development	5,991	5,769	12,326	12,809
Sales and marketing	6,102	5,782	11,631	11,490
General and administrative	1,818	2,666	4,306	5,426
Restructuring costs	—	2,748	—	4,896

Total operating expenses	13,911	16,965	28,263	34,621

Loss from operations	(490)	(4,785)	(2,547)	(11,246)
Interest and other income, net	170	276	421	429

Loss before taxes	(320)	(4,509)	(2,126)	(10,817)
Income tax expense	343	239	592	353

Net loss	$(663)	$(4,748)	$(2,718)	$(11,170)

Basic and diluted loss per share	$(0.02)	$(0.12)	$(0.07)	$(0.29)
Basic and diluted weighted average shares outstanding	41,045	39,460	40,937	39,192

-MORE-

MSLV Announces Second Quarter Results

METASOLV, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
License	$6,475	$5,916	$12,426	$11,822
Service	7,109	4,278	12,403	8,124
Maintenance	9,824	9,708	19,939	19,521

Total revenues	23,408	19,902	44,768	39,467
Cost of revenues:
License	176	194	235	367
Service and Maintenance	9,266	6,674	17,792	13,804

Total cost of revenue	9,442	6,868	18,027	14,171

Gross profit	13,966	13,034	26,741	25,296

Operating expenses:
Research and development	5,781	5,764	12,015	12,798
Sales and marketing	6,049	5,771	11,544	11,468
General and administrative	1,653	2,592	4,036	5,280

Total operating expenses	13,483	14,127	27,595	29,546

Income (loss) from operations	483	(1,093)	(854)	(4,250)
Interest and other income, net	170	276	421	414

Income (loss) before income taxes	653	(817)	(433)	(3,836)
Income tax expense	343	239	592	353

Net income (loss)	$310	$(1,056)	$(1,025)	$(4,189)

Basic and diluted earnings (loss) per share	$0.01	$(0.03)	$(0.03)	$(0.11)

Weighted average shares outstanding:
Basic	41,045	39,460	40,937	39,192
Diluted	42,493	39,460	40,937	39,192

-MORE-

MSLV Announces Second Quarter Results

METASOLV, INC.

RECONCILIATION OF NET LOSS, PRO FORMA NET INCOME (LOSS), AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net loss as reported under Generally Accepted Accounting Principles	$(663)	$(4,748)	$(2,718)	$(11,170)

Amortization of intangible assets	423	850	846	1,914
Stock compensation expense	550	94	847	186
Restructuring costs	—	2,748	—	4,896
Gain on investments	—	—	—	(15)

Pro forma net income (loss)	$310	$(1,056)	$(1,025)	$(4,189)

Pro forma net income (loss)	$310	$(1,056)	$(1,025)	$(4,189)
Income tax expense	343	239	592	353
Interest and other income, net	(170)	(276)	(421)	(414)
Depreciation and amortization	659	1,234	1,507	2,645

Adjusted EBITDA	$1,141	$141	$653	$(1,605)

The company’s pro forma results should not be considered a measure of financial performance under accounting principles generally accepted in the United States (“US GAAP”). Items excluded from these results are significant components in understanding and assessing financial performance. Pro forma results are an analytical indicator used by management to evaluate company performance and allocate resources. Pro forma results should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because pro forma results are not a measurement determined in accordance with US GAAP, and are thus susceptible to varying calculations, they may not be comparable, as presented, to other similarly titled measures of other companies. Net loss is the financial measure calculated and presented in accordance with US GAAP that is most comparable to MetaSolv’s pro forma results, as defined.

-MORE-

MSLV Announces Second Quarter Results

METASOLV, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,694	$11,858
Marketable securities	24,576	23,354
Trade accounts receivable, less allowance for doubtful accounts of $2,492 in 2005 and $2,110 in 2004	17,624	12,482
Unbilled receivables	2,707	1,156
Prepaid expenses	1,808	2,842
Other current assets	603	657

Total current assets	54,012	52,349

Property and equipment, net	5,883	6,685
Intangible assets	1,940	2,787
Other assets	917	945

Total assets	$62,752	$62,766

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,743	$4,780
Accrued expenses	19,341	19,644
Deferred revenue	9,102	7,350

Total current liabilities	33,186	31,774
Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.005 par value, 100,000,000 shares authorized, shares issued and outstanding: 41,899,864 in 2005, and 40,937,985 in 2004	209	205
Additional paid-in capital	150,848	148,772
Deferred compensation	(951)	(229)
Accumulated other comprehensive income	304	370
Retained earnings	(120,844)	(118,126)

Total stockholders’ equity	29,566	30,992

Total liabilities and stockholders’ equity	$62,752	$62,766

###